Exhibit 77(q)(1)


(a) Articles of Amendment to the Registrant's Articles of Incorporation reflecting the change of the Registrant's name from "Lexington Emerging Markets Fund, Inc." to "Pilgrim Emerging Markets Fund, Inc." is
     incorporated by reference to Post Effective Amendment No. 9 to the Registration Statement on Form N-1A as filed on April 26, 2001.